Filed pursuant to Rule 424(b)(3)

Registration No. 333-228963

CLARION PARTNERS REAL ESTATE INCOME FUND INC.

SUPPLEMENT DATED JULY 7, 2021 TO

THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”)

DATED APRIL 29, 2021

Effective July 7, 2021, Legg Mason Investor Services, LLC, principal underwriter and distributor for Clarion Partners Real Estate Income Fund Inc. (the “Fund”), is renamed Franklin Distributors, LLC. All references to “Legg Mason Investor Services, LLC” in the Fund’s Prospectus and SAI are removed and replaced with “Franklin Distributors, LLC”.

Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

Please retain this supplement for future reference.

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